UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2012

Oxford Industries, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-04365	58-0831862
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

222 Piedmont Avenue, N.E., Atlanta, GA	30308
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 659-2424

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Overview

On June 14, 2012, Oxford Industries, Inc. (the “Company”) entered into a Third Amended and Restated Credit Agreement (the “Revolving Credit Agreement”). The Revolving Credit Agreement provides for a revolving credit facility of up to $235,000,000, which may be used to refinance existing debt, to redeem the Company’s 11.375% Senior Secured Notes due 2015 (the “Senior Notes”), to fund working capital, to fund future acquisitions and for general corporate purposes.

The Revolving Credit Agreement amends and restates the Company’s Second Amended and Restated Credit Agreement (the “Prior Credit Agreement”), which was entered into on August 15, 2008.  The Company believes that the covenants in the Revolving Credit Agreement are generally less restrictive and provide the Company greater flexibility than those contained in the Prior Credit Agreement. In addition, the Revolving Credit Agreement allows the Company to include in its borrowing base certain amounts attributable to “eligible trademarks,” as further described below and in the Revolving Credit Agreement, which amounts would not have been available for inclusion in the borrowing base under the Prior Credit Agreement.

The material terms of the Revolving Credit Agreement are as follows:

•                                          The parties to the Revolving Credit Agreement are the Company and its subsidiary, Tommy Bahama Group, Inc., as the borrowers (the “Borrowers”), certain subsidiaries of the Company as guarantors (the “Guarantors”), the financial institutions party thereto as lenders, the financial institutions party thereto as issuing banks, and SunTrust Bank, as administrative agent (the “Administrative Agent”).

•                                          The Revolving Credit Agreement provides for a revolving credit facility of up to $235,000,000, which may be increased by up to $100,000,000 by the Borrowers subject to certain conditions.

•                                          The total amount of availability under the Revolving Credit Agreement is limited to a borrowing base consisting of specified percentages of eligible categories of assets, including certain inventories and receivables, with the addition of a specified percentage of the net orderly liquidation value of the eligible trademarks. The Administrative Agent has certain discretion to establish reserves with respect to the calculation of borrowing base availability.

•                                          The Borrowers may elect to receive base rate advances or LIBOR advances with applicable margins based upon a pricing grid depending on average unused availability. LIBOR advance interest rate margins (above LIBOR) range from 150 to 225 basis points.

•                                          The Borrowers’ obligations under the Revolving Credit Agreement are secured by a first priority security interest in the Borrowers’ and the Guarantors’ accounts receivable, inventory, investment property (including the equity interests of certain subsidiaries), certain general intangibles, deposit accounts, inter-company obligations, equipment, goods, documents, contracts, books and records, other personal property and any eligible trademarks.

•                                          The Revolving Credit Facility contains a financial covenant that applies only if excess availability under the Revolving Credit Agreement is less than the greater of (i) $23,500,000 or (ii) 10% of the total revolving commitments for three consecutive business days. In such case, the Company’s fixed charge coverage ratio for the preceding twelve fiscal month period may not be less than 1.0 to 1.0 for that period.

•                                          The Revolving Credit Agreement contains a number of customary affirmative covenants regarding, among other things, the delivery of financial and other information to the Administrative Agent and other lenders, maintenance of records, compliance with law, maintenance of property and insurance and conduct of business.

•                                          The Revolving Credit Agreement also contains certain negative covenants, including covenants that limit the Borrowers’ and their subsidiaries’ ability to (i) incur debt, (ii) guaranty certain obligations, (iii) incur liens, (iv) pay dividends to shareholders or repurchase shares of the Company’s common stock, (v) make investments, (vi) sell assets or stock of subsidiaries, (vii) acquire assets or businesses, (viii) merge or consolidate with other companies, or (ix) prepay, retire, repurchase or redeem debt.

•                                          The Revolving Credit Agreement generally is scheduled to mature on June 14, 2017.

•                                          Upon redemption in full of the Senior Notes, certain liens previously granted pursuant to the Prior Credit Agreement and reaffirmed on June 14, 2012, shall be released.

The above description of the Revolving Credit Agreement is not complete and is qualified in its entirety by the actual terms of the Revolving Credit Agreement and the related Third Amended and Restated Pledge and Security Agreement, attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Cautionary Statements

The representations, warranties and covenants made by the parties in the agreement documenting the Revolving Credit Agreement and the related agreements are qualified by information in disclosure schedules that the parties exchanged in connection with the execution of the agreements. Representations and warranties may be used as a tool to allocate risks between the parties, including where the parties do not have complete knowledge of all facts. Accordingly, investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of the Company’s affiliates.

The press release announcing the Revolving Credit Agreement issued on June 15, 2012 is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 13, 2012, the Company held its 2012 Annual Meeting of Shareholders.  At the meeting, shareholders voted on the following items:

Proposal 1: All of the nominees for director were elected to serve on the Company’s Board of Directors for a three year term expiring in 2015 and until their respective successors are elected and qualified. The results of the election were as follows:

Name	For	Against	Abstain	Broker Non-Vote
Thomas C. Chubb III	13,351,365	522,296	20,414	1,437,201
John R. Holder	13,694,645	178,016	21,414	1,437,201
J. Hicks Lanier	13,393,288	480,373	20,414	1,437,201
Clarence H. Smith	13,336,651	537,010	20,414	1,437,201

Proposal 2: The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2012 was ratified. The vote on the ratification was as follows:

For	Against	Abstain	Broker Non-Vote
15,100,652	208,229	22,395	N/A

Proposal 3: Shareholders approved, on an advisory basis, a resolution regarding the compensation of the Company’s named executive officers. The results of the advisory vote were as follows:

For	Against	Abstain	Broker Non-Vote
13,450,563	421,338	22,174	1,437,201

Item 8.01. Other Events.

On June 15, 2012, the Company announced that it will call for redemption all of its outstanding 11.375% Senior Secured Notes due 2015.  There is currently $105 million aggregate principal amount of notes outstanding.  The redemption date is scheduled for July 16, 2012 at an aggregate price of $110,972,400.  The Company intends to fund the redemption with borrowings under the Revolving Credit Agreement and cash on hand.

A copy of the press release announcing the redemption of all of the 11.375% Senior Secured Notes due 2015 is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description

10.1

Third Amended and Restated Credit Agreement, dated as of June 14, 2012, by and among Oxford Industries, Inc., Tommy Bahama Group, Inc., the Persons party thereto from time to time as Guarantors, the financial institutions party thereto from time to time as lenders, the financial institutions party thereto from time to time as Issuing Banks and SunTrust Bank, as administrative agent.

10.2

Third Amended and Restated Pledge and Security Agreement, dated as of June 14, 2012, among Oxford Industries, Inc., Tommy Bahama Group, Inc., Ben Sherman Clothing LLC, Lionshead Clothing Company, Oxford Caribbean, Inc., Oxford Garment, Inc., Oxford International, Inc., Oxford of South Carolina, Inc., Piedmont Apparel Corporation, Tommy Bahama Beverages, LLC, Tommy Bahama R&R Holdings, Inc., Tommy Bahama Texas Beverages, LLC, Viewpoint Marketing, Inc., Oxford Lockbox, Inc., Sugartown Worldwide LLC, and those additional entities grantor thereto from time to time, as Grantors, and SunTrust Bank, as administrative agent.

99.1	Press Release issued by Oxford Industries, Inc. on June 15, 2012

99.2	Press Release issued by Oxford Industries, Inc. on June 15, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXFORD INDUSTRIES, INC.

Date: June 15, 2012	By	/s/ Thomas E. Campbell
		Name:	Thomas E. Campbell
		Title:	Senior Vice President-Law and Administration, General Counsel and Secretary